[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                        October 29, 1996

          Consorcio G Grupo Dina, S.A. de C.V.
          Tlacoquemecatl 41
          Colonia del Valle
          03100, Mexico, D.F.
          Mexico

          MCII Holdings (USA), Inc.
          1850 North Central Avenue
          Phoenix, Arizona 85004

          Ladies and Gentlemen:

                    We have acted as special United States counsel to Consorcio G Grupo Dina, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Grupo Dina"), and MCII Holdings (USA), Inc., a Delaware corporation ("MCII Holdings" and, collectively with Grupo Dina, the "Issuers"), in connection with the proposed offer (the "Exchange Offer") by the Issuers to exchange an aggregate principal amount of up to $206,499,680 of Senior Secured Discount Exchange Notes due 2002 (the "New Notes") of the Issuers for a like principal amount of their issued and outstanding Senior Secured Discount Notes due 2002 (the "Old Notes" and, collectively with the New
          Notes, the "Notes").

                    The New Notes, which will be joint obligations of the Issuers, are proposed to be issued pursuant to the Inden-ture dated April 30, 1996 (the "Indenture") among Grupo Dina, MCII Holdings and IBJ Schroder Bank & Trust Company, as Trustee.

                    This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                    In connection with this opinion, we have exam-ined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statements on Form F-1 (No. 333-8843) and S-1 (No. 333-8871) of the Issuers relating to the New
          Notes, as filed with the Securities and Exchange Commis-sion (the "Commission") on July 25, 1996 under the Secu-rities Act, Amendment No. 1 thereto, filed with the Com-mission on October 8, 1996 and Amendment No. 2 thereto, filed with the Commission on the date hereof (such regis-tration statements, as so amended, being hereinafter referred to as the "Registration Statement"), and (ii) the Indenture in the form filed as an exhibit to the Registration Statement, including the form of note included therein. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of all records of the Issuers and all such agreements, certificates of public officials, certificates of officers or other representatives of the Issuers and others, and such other documents, certifi-cates, powers of attorney and corporate or other records as we have deemed appropriate or necessary as a basis for the opinion set forth herein.

                    In our examination we have assumed the genuine-ness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opin-ion expressed herein which were not independently veri-fied or established, we have relied upon statements and representations of officers and other representatives of the Issuers and others.

                    Members of this firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. With respect to matters dependent upon the laws of the United Mexican States, we have assumed the correctness of, have not made any independent exami-nation of the matters covered by, and our opinion is in all respects subject to, the opinion to you dated the date hereof of Guillermo A. Kareh, Mexican counsel to the Issuers.

                    The Indenture and the New Notes are each stated to be governed by New York law. Assuming that such choice of New York law is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under either the Indenture or the New Notes is to be performed in such applicable jurisdiction, its per-formance will not be illegal or ineffective by virtue of the law of that jurisdiction, we are of the opinion that when the New Notes, in the form included with the Indenture filed as an exhibit to the Registration Statement, have been duly authorized, executed, authenticated and delivered upon the exchange of the Old Notes for the New Notes pursuant to the Indenture and the Exchange Offer, they will be valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, except that such enforce-ability may be limited by or subject to (a) bankruptcy, in-solvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    We consent to the filing of this opinion with the Commission as an exhibit to the Registration State-ment and to the reference to our firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Sincerely,

                                        /s/ Skadden, Arps, Slate,
                                             Meagher & Flom LLP